                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549



                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  August 15, 1996



                     CRESCENT REAL ESTATE EQUITIES, INC.
           ( Exact name of Registrant as specified in its Charter)


        Maryland                       1-13038                   52-1862813
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                          Identification Number)

900 Third Avenue, Suite 1800
New York, New York                                                  10022
(Address of Principal Executive  Offices)                        (Zip Code)


                               (212) 836-4216
            (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

         GREENWAY PLAZA PORTFOLIO. On August 15, 1996, Crescent Real Estate Equities, Inc. (collectively with its subsidiaries, "the Company"), signed a contract to purchase from unaffiliated entities 10 suburban office properties totaling 4.3 million net rentable square feet ("Greenway Plaza Office Portfolio"), a 389-room full service hotel, a private health and dining club, a central plant which provides heated and chilled water to both the Greenway Plaza Office Portfolio and third parties, and six parking garages (collectively with the Greenway Plaza Office Portfolio, hereinafter referred to as the "Greenway Plaza Portfolio") located in Houston, Texas. Located on 50.3 acres, the Greenway Plaza Office Portfolio consists of 2.0 million net rentable square feet of Class A and 2.3 million net rentable square feet of Class B office space. The office buildings were constructed between 1969 and 1982 and
range in size from 150,000 to 880,000 net rentable square feet.   Structured
parking accommodates approximately 11,500 cars. The Greenway Plaza Portfolio is situated between Houston's two major business centers, the Central Business District and the West Loop 610/Galleria areas, in the Richmond-Buffalo Speedway submarket. The Greenway Plaza Portfolio will be owned in fee simple along with the rights appurtenant and related to this portfolio. This acquisition is expected to close in October 1996, subject to completion of due diligence and to customary closing conditions.

         The aggregate cost of the acquisition of the Greenway Plaza Portfolio is approximately $206 million. The Company will assume $115 million of nonrecourse indebtedness and finance the balance through the issuance of approximately $25 million of shares of common stock in an amount based on the market price at the time of the closing (approximately 612,000 shares of common stock based on a $40.875 stock price as of September 5, 1996). The remaining $66 million will be financed through the Company's $175 million acquisition credit facility led by the First National Bank of Boston (the "Credit Facility"), other short-term borrowings or proceeds of an equity offering. The Company intends to file a prospectus supplement to its Registration Statement on Form S-3, effective June 18, 1996, relating to a proposed offering of up to 5.5 million shares of its Common Stock. It is anticipated that, if the offering is completed, the proceeds will be used to partially fund the cash portion of the Greenway Plaza Portfolio purchase price. The maturity date of the Credit Facility and short-term borrowings is March 1999 and October 1996, respectively, and both bear interest at Eurodollar rate plus 240 basis points. The $115 million nonrecourse loan with Asset Securitization Corporation ("Nomura Loan") is secured by the Greenway Plaza Portfolio. The loan bears interest at 30-day LIBOR rate plus an average rate of 2.135% per annum (7.60% at August 31, 1996) (pursuant to a rate cap agreement which caps the overall interest rate at 10% through the maturity date), and has a term during which only interest is payable, with a final payment of $115 million due at maturity in July 1999. The loan may be prepaid in whole or in part subject to certain prepayment conditions. Management believes that the Greenway Plaza Portfolio is suitable and adequate for continued use as Class A and B office properties, full service hotel, health and dining club, central plant and parking garages and is adequately covered by insurance.

         The Greenway Plaza Office Portfolio was 72% leased as of June 30, 1996, (94% of the Class A office space and 53% of the Class B office space) with a weighted average base rental rate per square foot of $12.65 ($13.36 for Class
A office space and $11.52 for Class B office space). The hotel and club are under triple-net lease arrangements with unaffiliated third parties. The Greenway Plaza Office Portfolio is leased to more than 280 tenants, the major tenants having principal businesses in the industry sectors of energy service,
investment management and natural gas.   One tenant in the Greenway Plaza
Office Portfolio, The Coastal Corporation ("Coastal"), an energy service company, leases over 10% of the net rentable square footage. As of June 30, 1996, Coastal leased approximately 641,000 net rentable square feet (approximately 15.1% of the net rentable square footage of the Greenway Plaza Office Portfolio) pursuant to leases that expire in June 2010 and December
2014. The current base rental rate per square foot for approximately 617,000 net rentable square feet is $13.50, and thereafter increases periodically during the lease term up to $28.00 in January 2006 where it remains in effect until December 2014. This lease provides for two 5 year renewal options at the then-prevailing market rental rates. The current base rental rate per square foot for approximately 24,000 net rentable square feet is $13.50, and thereafter increases periodically during the lease term up to $19.00 in July 2005 where it remains in effect until June 2010. This lease provides for one
4.5 year renewal, and two 5 year renewal options at the then-prevailing market rental rates.

         The Richmond-Buffalo Speedway submarket consists of 10.4 million square feet of office space, of which 3.9 million square feet is Class A space and 3.7 million square feet is Class B space. As of June 30, 1996, Class A and Class B suburban office occupancies in the Richmond-Buffalo Speedway submarket were 95% and 68%, respectively, and average quoted market rental rates were $13.37 and $12.62 per square foot, respectively.

         Upon completion of this acquisition, the aggregate tax basis of depreciable real property and improvements and personal property of the Greenway Plaza Portfolio for federal income tax purposes will be approximately $206 million. Depreciation and amortization are computed for federal income tax purposes using straight line methods over lives which range from 15 to 39 years for the real property and improvements, and 5 to 7 years for the personal property.

         The 1995 realty tax rate for real property was $2.73 per $100 of the $214 million assessed value. The total amount of tax at this rate for 1995 was approximately $5.8 million of which $.3 million was attributable to the hotel and club pursuant to their triple-net lease arrangements.

         For the year ended December 31, 1995 and the five months ended May 31, 1996, utility expense was approximately $6.8 million and $2.9 million, respectively, and expenses for repairs, maintenance and contract services were approximately $5.2 million and $2.8 million, respectively.

         The Company is currently evaluating the nature, extent and timing of capital improvements that the Greenway Plaza Portfolio will require during the next 10 years. Major projects identified consist of renovation of the central plant and building and lobby renovations in two of the office buildings. Management believes a portion of these expenditures will be recovered from the tenants. In addition, certain of the office buildings, the garages and the hotel in the Greenway Plaza Portfolio contain asbestos. Based on third-party asbestos abatement reports, however, the Company does not believe that abatement costs or other costs associated with asbestos clean-up in these buildings will have a material adverse impact on the Company's business, financial condition or results of operations. Management anticipates that a significant portion of these expenditures will be incurred only upon leasing of currently vacant space or re-leasing or renovation of occupied space.

         The following chart sets forth the Greenway Plaza Office Portfolio year-end occupancy and average rent per leased square foot (excluding storage space) for the five years ended December 31, 1995, and for the six months ended June 30, 1996.

               YEAR                    OCCUPANCY                AVERAGE RENT(1)
               ----                    ---------                ------------
               1991                      81.9%                      $11.62
               1992                      84.1                        12.14
               1993                      83.9                        12.39
               1994                      83.7                        12.71
               1995                      77.7                        13.10
              6/30/96                    71.5                        13.24

(1) Represents annual base rental revenues (excluding scheduled rent increases and free rent that would be taken into account under generally accepted accounting principles) divided by average occupancy in square footage for the year.

    The following table sets forth a schedule of the Greenway Plaza Office Portfolio lease expirations for leases in place as of June 30, 1996, for each of the 10 years beginning with the remainder of 1996 (July 1996 through December 1996), assuming that none of the tenants exercises renewal options.

                                                              PERCENTAGE                  PERCENTAGE OF
                                            NET RENTABLE      OF LEASED                    TOTAL ANNUAL   ANNUAL BASE
                           NUMBER OF      AREA SUBJECT TO    NET RENTABLE  ANNUAL BASE      BASE RENT     RENT PER SQ.
                          TENANTS WITH     EXPIRING LEASES   AREA SUBJECT  RENT UNDER      REPRESENTED      FT. FOR
                            EXPIRING          (SQUARE        TO EXPIRING    EXPIRING       BY EXPIRING      EXPIRING
YEAR OF LEASE EXPIRATION     LEASES           FEET)(1)          LEASES      LEASES(2)        LEASES          LEASES
- ------------------------------------------------------------------------------------------------------------------------
1996                           44              134,579           4.4%      $1,348,455          2.5%         $10.02
1997                           61              268,373           8.8        3,566,713          6.7           13.29
1998                           49              292,174           9.5        3,971,527          7.5           13.59
1999                           42              378,976          12.4        5,008,380          9.4           13.22
2000                           28              251,639           8.2        3,372,221          6.4           13.40
2001                           19              147,501           4.8        2,120,725          4.0           14.38
2002                           16              192,136           6.3        3,057,212          5.8           15.91
2003                           15              438,696          14.3        7,032,904         13.3           16.03
2004                           1                 1,458           0.1           32,805           .1           22.50
2005                           3                31,972           1.0          444,132           .8           13.89
2006 and thereafter            4               925,061          30.2       23,068,874         43.5           24.94

- --------------------

(1) Excludes an aggregate of 1,194,320 square feet of unleased space as of June 30, 1996.
(2) Annual base rent (excluding increases in rent and free rent that would be taken into account under generally accepted accounting principles) for net rentable area expiring.

    The pro forma financial information reflects the pending acquisition of the Greenway Plaza Portfolio in addition to the Company's anticipated 5.5 million share common stock offering.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (A)  FINANCIAL STATEMENTS UNDER RULE 3-14 OF REGULATION S-X

         GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

         Report of Independent Certified Public Accountants.

         Combined Statement of Excess of Revenues Over Specific Operating Expenses for the Year Ended December 31, 1995.

         Notes to Statement.

         GREENWAY PLAZA

         Report of Independent Public Accountants.

         Combined Statement of Excess of Revenues Over Specific Operating Expenses for the Five Months Ended May 31, 1996.

         Notes to Statement.


    (B)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Consolidated Balance Sheet as of June 30, 1996 (unaudited) and notes thereto.

         Pro Forma Consolidated Statements of Operations for the six months ended June 30, 1996 (unaudited) and the Year Ended December 31, 1995 (unaudited) and notes thereto.


    (C)  EXHIBITS

         The following is a list of all exhibits filed as a part of this Form 8-K.

Exhibit No.                       Description of Exhibit
- -----------                       ----------------------
   23.01        Consent of Arthur Andersen, LLP, Independent Public Accountants,
                dated September 11, 1996 (filed herewith).

   23.02        Consent of Grant Thornton LLP, Independent Certified Public
                Accountants, dated September 11, 1996 (filed herewith).

                                   SIGNATURE



    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 10, 1996              CRESCENT REAL ESTATE EQUITIES, INC.




                                        By: /s/ Dallas E. Lucas
                                            -----------------------------------
                                            Dallas E. Lucas
                                            Senior Vice President and
                                            Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                PAGE
                                                                                                ----
GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

    Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . .        F-2

    Combined Statement of Excess of Revenues Over Specific Operating Expenses for the
    Year Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-4

    Notes to Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-5

GREENWAY PLAZA

    Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . .       F-10

    Combined Statement of Excess of Revenues Over Specific Operating Expenses for the
    Five Months Ended May 31, 1996    . . . . . . . . . . . . . . . . . . . . . . . . . .       F-11

    Notes to Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-12


PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

    Pro Forma Consolidated Balance Sheet as of June 30, 1996 and notes
    thereto   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-16

    Pro Forma Consolidated Statements of Operations for the six months ended June 30,
    1996 and the Year Ended December 31, 1995 and notes thereto   . . . . . . . . . . . .       F-19

COMBINED STATEMENT OF EXCESS OF REVENUES OVER
  SPECIFIC OPERATING EXPENSES AND REPORT OF
   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          GREENWAY PLAZA, LTD. AND
             NINE GREENWAY, LTD.

     FOR THE YEAR ENDED DECEMBER 31, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the members of the Partnerships
Greenway Plaza, Ltd. and Nine Greenway, Ltd.


       We have audited the accompanying combined statement of excess of revenues over specific operating expenses (as defined in Note B) of Greenway Plaza, Ltd. and Nine Greenway, Ltd.(Texas limited partnerships) (the Property) for the year ended December 31, 1995. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the statement referred to above presents fairly, in all material respects, the combined excess of revenues over specific operating expenses (as defined in Note B) of Greenway Plaza, Ltd. and Nine Greenway, Ltd. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

Houston, Texas
February 9, 1996

                  GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

                 COMBINED STATEMENT OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                          Year ended December 31, 1995




REVENUES
   Office                                                  $50,177,101
   Parking                                                   4,723,571
   Utilities                                                 1,813,970
   Recoveries                                                1,693,202
   Other                                                       879,467
                                                           -----------
                                                            59,287,311
SPECIFIC OPERATING EXPENSES
   Real estate taxes                                         5,538,010
   Utilities                                                 6,758,581
   Repairs, maintenance, and contract services               5,198,670
   Salaries                                                  3,951,503
   General and administrative                                2,907,197
   Management fees                                           1,426,846
   Insurance                                                   601,919
                                                           -----------
                                                            26,382,726
                                                           -----------
         EXCESS OF REVENUES OVER SPECIFIC OPERATING
           EXPENSES                                        $32,904,585
                                                           ===========


The accompanying notes are an integral part of this statement.

                  GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

               NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                          Year ended December 31, 1995



NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  1. DESCRIPTION OF PROPERTY

  Greenway Plaza (the "Property"), an office and retail project located in Houston, Texas, is owned by two separate partnerships, Greenway Plaza, Ltd. and Nine Greenway, Ltd.

  Greenway Plaza, Ltd. owns Phase I of Greenway Plaza (Phase I), which consists of six office towers containing approximately 2.2 million rentable square feet, four adjacent parking garages with approximately 6,500 parking spaces, a central plant facility, approximately 99,000 rentable square feet of retail space, and a 389 room hotel. Phase I, including the land on which the buildings, garages, central plant, hotel, and retail space are located, is owned fee simple.

  Nine Greenway, Ltd. owns Phase II of Greenway Plaza (Phase II) which is comprised of four office towers containing approximately 2.0 million rentable square feet and two adjacent parking garages with approximately 5,000 parking spaces. Phase II, including the land on which the buildings and garages are located, is owned fee simple.

  2. PRINCIPLES OF COMBINATION

  The combined financial statements include the accounts of Greenway Plaza, Ltd. and Nine Greenway, Ltd. and have been presented on a combined basis because of the affiliated ownership and management, and because of the proposed sale of the Property to Crescent Real Estate Equities Limited Partnership. All significant intercompany transactions have been eliminated.

  3. RENTAL INCOME

  In connection with obtaining certain tenants under long-term leases, the Partnership grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  4. RECOVERIES

  A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at year-end, based upon actual expenses.

                  GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

               NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES
                  OVER SPECIFIC OPERATING EXPENSES - CONTINUED
                          Year ended December 31, 1995



NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

  5. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - BASIS OF ACCOUNTING

  The accompanying combined statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1995, as certain revenues and expenses such as interest, depreciation and amortization, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

NOTE C - PROPERTY MANAGEMENT

  The Partnerships entered into management agreements with Senterra Development Corporation (the "Manager") in November 1989. The agreements with the Manager require a management fee of 3% of gross revenues collected, as defined, subject to certain maximums. Total management fees for the year ended December 31, 1995 were $1,426,846. The management agreement shall continue until it is terminated. The agreement can be terminated by the Partnerships on 30 days written notice and can be terminated by the Manager
  on 60 days written notice.   If terminated, the management fees must be paid
  through the month in which the Manager's service will extend.

NOTE D - SIGNIFICANT TENANTS

  The property has one tenant that occupies approximately 641,000 square feet or 15% of the total leasable square footage. This lease expires in December 2014.

                  GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

               NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES
                  OVER SPECIFIC OPERATING EXPENSES - CONTINUED
                          Year ended December 31, 1995



NOTE E - RELATED PARTY TRANSACTIONS

  Approximate revenue and expenses from related parties were as follows for the year ended December 31, 1995:

       Rental income                                  $   211,000

       Legal fees                                     $   142,000
       Management fees                                  1,426,000
       Marketing fees                                     909,000
       Tenant construction and other                      373,000

  NOTE F - FUTURE RENTALS

  The following is a schedule by years of minimum future rents receivable on noncancelable operating leases as of December 31, 1995.

           Year ending
           December 31,                                  Amount
           ------------                                ------------
               1996                                    $ 40,063,000
               1997                                      36,739,000
               1998                                      34,082,000
               1999                                      31,155,000
               2000                                      29,259,000
           Later years                                  262,193,000
                                                       ------------
                                                       $433,491,000
                                                       ============


NOTE G - SUBSEQUENT EVENT

 On April 19, 1996, the owners of Greenway Plaza, Ltd. and Nine Greenway, Ltd. approved a non-binding letter of intent to sell their interests (including equity, debt and accrued interest) in the Property to an unaffiliated third party. The expected sales price is approximately $206,000,000.

                  GREENWAY PLAZA, LTD. AND NINE GREENWAY, LTD.

               NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES
                  OVER SPECIFIC OPERATING EXPENSES - CONTINUED
                          Year ended December 31, 1995



NOTE H - EXCESS REVENUES OVER SPECIFIC OPERATING EXPENSES

 The combining statement of excess revenues over specific operating expenses for the year ended December 31, 1995 follows:


                                               Nine              Greenway
                                          Greenway, Ltd.        Plaza, Ltd.      Elimination       Combined
                                          --------------        -----------      -----------      -----------
Revenues
   Office                                  $29,673,077          $20,504,024      $     -          $50,177,101
   Parking                                   2,730,520            1,993,051            -            4,723,571
   Utilities                                    43,985            4,969,878       (3,199,893)       1,813,970
   Escalations                                 897,526              795,676            -            1,693,202
   Other                                       763,406              116,061            -              879,467
                                           -----------          -----------      -----------      -----------
         Total revenues                     34,108,514           28,378,690       (3,199,893)      59,287,311

Specific operating expenses
   Real estate and other taxes               3,445,852            2,092,158            -            5,538,010
   Utilities                                 4,838,848            5,119,626       (3,199,893)       6,758,581
   Repairs, maintenance and
      contract services                      2,439,778            2,758,892            -            5,198,670
   Salaries                                  1,537,965            2,413,538            -            3,951,503
   General and administrative                1,332,354            1,574,843            -            2,907,197
   Management fees                             713,423              713,423            -            1,426,846
   Insurance                                   256,087              345,832            -              601,919
                                           -----------          -----------      -----------      -----------
         Total specific operating
             expenses                       14,564,307           15,018,312       (3,199,893)      26,382,726
                                           -----------          -----------      -----------      -----------
         EXCESS OF REVENUES
              OVER SPECIFIC
              OPERATING
              EXPENSES                     $19,544,207          $13,360,378      $     -          $32,904,585
                                           ===========          ===========      ===========      ===========

GREENWAY PLAZA

COMBINED STATEMENT OF EXCESS OF REVENUES OVER
SPECIFIC OPERATING EXPENSES FOR THE FIVE MONTHS
ENDED MAY 31, 1996

TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Crescent Real Estate Equities Limited Partnership:

We have audited the accompanying combined statement of excess of revenues over specific operating expenses (as defined in Note 2) of Greenway Plaza for the five months ended May 31, 1996. This statement and the schedule referred to below are the responsibility of the Property's management. Our responsibility is to express an opinion on this statement and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined excess of revenues over specific operating expenses of Greenway Plaza for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the combined statement of excess of revenues over specific operating expenses taken as a whole. The combining information at Schedule I is presented for purposes of additional analysis. This information has been subjected to the auditing procedures applied in our audit of the combined statement and, in our opinion, is fairly stated in all material respects in relation to the combined statement taken as a whole.


                                         ARTHUR ANDERSEN, LLP


Dallas, Texas,
   July 19, 1996

                                GREENWAY PLAZA


                   COMBINED STATEMENT OF EXCESS OF REVENUES
                       OVER SPECIFIC OPERATING EXPENSES

                    FOR THE FIVE MONTHS ENDED MAY 31, 1996



REVENUES:
   Office rent                                             $20,677,339
   Parking                                                   1,985,343
   Recoveries                                                  797,152
   Utilities                                                   633,546
   Other                                                       172,251
                                                           -----------

                                                            24,265,631
                                                           -----------

SPECIFIC OPERATING EXPENSES:
   Utilities                                                 2,925,702
   Repairs, maintenance, and contract services               2,793,597
   Real estate taxes                                         2,205,731
   Salaries                                                  1,632,696
   General and administrative                                  570,463
   Management fees                                             609,609
   Insurance                                                   259,536
                                                           -----------

                                                            10,997,334
                                                           -----------

EXCESS OF REVENUES OVER SPECIFIC
   OPERATING EXPENSES                                      $13,268,297
                                                           ===========





   The accompanying notes are an integral part of this combined statement.

                                GREENWAY PLAZA


              NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES
                       OVER SPECIFIC OPERATING EXPENSES

                                 MAY 31, 1996


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Description of Properties

Greenway Plaza (the "Property"), an office and retail project located in Houston, Texas, is owned by two separate partnerships, Greenway Plaza, Ltd. and Nine Greenway, Ltd.

Greenway Plaza, Ltd. owns Phase I of Greenway Plaza (Phase I), which consists of six office towers containing approximately 2.2 million rentable square feet, four adjacent parking garages with approximately 6,500 parking spaces, a central plant facility, approximately 99,000 rentable square feet of retail space, and a 389-room hotel. Phase I, including the land on which the buildings, garages, central plant, hotel, and retail space are located, is owned fee simple.

Nine Greenway, Ltd. owns Phase II of Greenway Plaza (Phase II) which is comprised of four office towers containing approximately 2.0 million rentable square feet and two adjacent parking garages with approximately 5,000 parking spaces. Phase II, including the land on which the buildings and garages are located, is owned fee simple.

Principles of Combination

The combined statement includes the accounts of Greenway Plaza, Ltd. and Nine Greenway, Ltd. The accompanying combined statement of the Property has been presented on a combined historical cost basis because of the affiliated ownership and management. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Deferred Rent Concessions

In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

Recoveries

A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2.  BASIS OF ACCOUNTING:

The accompanying combined statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the five months ended May 31, 1996, as certain items such as depreciation, amortization, interest, and partnership administrative expenses ( i.e. audit fees and tax preparation fees) have been excluded since they are not comparable to the proposed future operations of the Property.

3.  CENTRAL PLANT:

Included within Phase I is a central plant facility which primarily provides services to chill water for the Property. All properties in Phase I are allocated costs for chilled water based on actual costs of the central plant facility. Properties within Phase II are allocated costs based upon contractually agreed upon terms. The costs to each building and the related income from each building recorded by the central plant facility are eliminated in combination. The remaining income represents billings to third parties for whom the central plant facility provides chilled water.

4.  HOTEL LEASE ARRANGEMENT:

Greenway Plaza, Ltd. has leased the hotel to CTF Hotel Holdings, Inc. (the "Hotel Lessee.") Under the provisions of the lease, which has a term of 25 years expiring on August 31, 2000, with two consecutive five year renewal options upon the satisfaction of certain conditions, the Hotel Lessee has assumed the rights and obligations of the owner as well as the obligation to pay all real estate taxes and any other charges or claims against the Hotel lease income. Hotel lease income of $488,333 for the five months ended May 31, 1996, is included in office rent in the accompanying statement of excess of revenues over specific operating expenses.

5.  RELATED PARTY TRANSACTIONS AND PROPERTY MANAGEMENT:

The Property entered into management agreements with Senterra Development (the "Manager") in November 1989. The agreements with the Manager require a management fee of 3% of gross monthly collections, as defined, subject to certain maximums. Total management fees for the five months ended May 31, 1996, were approximately $610,000. The agreement may be terminated at any time by either party in accordance with the management agreement. If terminated, the management fees must be paid through the month in which the Manager's service will extend.

Additional fees are paid to the Manager for leasing commissions. These commissions are defined in a separate marketing agreement.

6.  SIGNIFICANT TENANTS:

The largest tenant of the Property occupies approximately 641,000 square feet, or 15%, of the total leasable square footage. This lease expires in December, 2014.

7.  INTENT TO SELL:

On April 19, 1996, the owners of Nine Greenway, Ltd., and Greenway Plaza, Ltd., approved a nonbinding letter of intent to sell their interest (including equity, debt, and accrued interest) in the Property to an unaffiliated third party. The expected sales price is approximately $206 million.

                                                                      SCHEDULE I


                                 GREENWAY PLAZA


                   COMBINING STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

                     FOR THE FIVE MONTHS ENDED MAY 31, 1996



                                                                        Combining Information
                                                    -----------------------------------------------------------
                                                      Greenway         Nine
                                                       Plaza,        Greenway,
                                                        Ltd.           Ltd.         Eliminations      Combined
                                                    ------------    -----------    ------------     -----------
REVENUES:
   Office rent                                      $  8,191,147    $12,486,192    $    -           $20,677,339
   Parking                                               685,822      1,299,521         -             1,985,343
   Recoveries                                            278,912        518,240         -               797,152
   Utilities                                           1,996,934         15,436     (1,378,824)         633,546
   Other                                                  63,137        109,114         -               172,251
                                                    ------------    -----------    -----------      -----------

                                                      11,215,952     14,428,503     (1,378,824)      24,265,631
                                                    ------------    -----------    -----------      -----------

SPECIFIC OPERATING EXPENSES:
   Utilities                                           2,181,683      2,122,843     (1,378,824)       2,925,702
   Repairs, maintenance, and contract services         1,349,462      1,444,135         -             2,793,597
   Real estate taxes                                     766,285      1,439,446         -             2,205,731
   Salaries                                              982,933        649,763         -             1,632,696
   General and administrative                            338,862        231,601         -               570,463
   Management fees                                       304,607        305,002         -               609,609
   Insurance                                             142,797        116,739         -               259,536
                                                    ------------    -----------    -----------      -----------
                                                       6,066,629      6,309,529     (1,378,824)      10,997,334
                                                    ------------    -----------    -----------      -----------

EXCESS OF REVENUES OVER SPECIFIC
   OPERATING EXPENSES                               $  5,149,323    $ 8,118,974    $    -           $13,268,297
                                                    ============    ===========    ===========      ===========

                      CRESCENT REAL ESTATE EQUITIES, INC.

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma Consolidated Balance Sheet of Crescent Real Estate Equities, Inc. (the "Company") as of June 30, 1996, assumes completion of (i) the expected Offering and the use of the net proceeds therefrom to repay approximately $160 million of indebtedness and to pay approximately $51 million of the acquisition price of the Greenway Plaza Portfolio and (ii) the acquisition of Properties acquired subsequent to June 30, 1996 and the completion of the acquisition of the Greenway Plaza Portfolio and Canyon Ranch-Lenox, a destination health and fitness resort (collectively, the "Pending Investments"), in each case as of June 30, 1996. The pro forma Consolidated Statement of Operations for the six months ended June 30, 1996 assumes completion of (i) the expected Offering and the use of the net proceeds therefrom to repay approximately $160 million of indebtedness and to pay approximately $51 million of the acquisition price of the Greenway Plaza Portfolio and (ii) the acquisition of the Properties acquired during 1996 and the completion of the Pending Investments, in each case as of January 1, 1996. The pro forma Consolidated Statement of Operations for the year ended December 31, 1995 assumes completion of (i) the April 1995 Offering and Mr. Rainwater's concurrent $31 million investment in the Operating Partnership and the use of the net proceeds therefrom to repay approximately $167 million of indebtedness secured by certain of the Properties, (ii) the expected Offering and the use of the net proceeds therefrom to repay approximately $160 million of indebtedness and to pay approximately $51 million of the acquisition price of the Greenway Plaza Portfolio and (iii) the acquisition of the Properties acquired during 1995 and 1996 and the completion of the Pending Investments, in each case as of January 1, 1995.

     The unaudited pro forma Consolidated Balance Sheet and Statement of Operations should be read in conjunction with the historical financial statements of the Company and the Company's Prospectus Supplement. In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been for the period, nor does it purport to represent the Company's results of operations for future periods.

                      CRESCENT REAL ESTATE EQUITIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996
                             (dollars in thousands)
                                  (Unaudited)


                                                                  Crescent
                                                                 Real Estate       Greenway
                                                                Equities, Inc.       Plaza          Pro Forma          Pro Forma
                                                                Historical  (A)   Portfolio (B)     Adjustments       Consolidated
                                                               ---------------- ---------------  ---------------    ----------------
ASSETS:
   Investment properties, at cost                              $    1,098,901   $      206,000   $   160,115 (C)    $   1,465,016
   Less -  Accumulated depreciation                                  (188,812)               -             -             (188,812)
                                                               --------------   --------------   -----------        -------------
                                                                      910,089          206,000       160,115            1,276,204

   Cash and cash equivalents                                           11,681                -         3,750 (D)           15,431
   Restricted cash and cash equivalents                                14,547                -             -               14,547
   Accounts receivable, net                                             9,602                -             -                9,602
   Deferred rent receivable                                            11,612                -             -               11,612
   Investments in real estate mortgages and common
      stock of residential development corporations                    30,947                -         7,659 (E)            38,606
   Notes receivable                                                    20,465                -         3,000 (F)            23,465
   Other assets, net                                                   44,423                -             -                44,423
                                                               --------------   --------------   -----------        --------------
               Total assets                                    $    1,053,366   $      206,000   $   174,524        $    1,433,890
                                                               ==============   ==============   ===========        ==============

LIABILITIES:
   Borrowings under Credit Facility                            $       58,355   $       66,000   $   (73,854)(G)    $      50,501
   Notes payable                                                      476,053          115,000         8,000 (H)          599,053
   Accounts payable, accrued expenses and other liabilities            22,103                -             -               22,103
                                                               --------------   --------------   -----------        -------------
              Total liabilities                                       556,511          181,000       (65,854)             671,657
                                                               --------------   --------------   -----------        -------------

MINORITY INTEREST
   Operating Partnership                                               69,887                -        27,000 (I)           96,887
   Investment Joint Ventures                                           31,820                -         2,729 (J)           34,549
                                                               --------------   --------------   -----------        -------------
              Total minority interests                                101,707                -        29,729              131,436
                                                               --------------   --------------   -----------        -------------

STOCKHOLDERS' EQUITY:
   Common stock                                                           236                6            55                  297
   Additional paid-in capital                                         424,652           24,994       210,594              660,240
   Deferred compensation on restricted shares                            (364)               -             -                 (364)
   Retained deficit                                                   (29,376)               -             -              (29,376)
                                                               --------------   --------------   -----------        -------------
              Total stockholders' equity                              395,148           25,000       210,649 (K)          630,797
                                                               --------------   --------------   -----------        -------------
              Total liabilities and stockholders' equity       $    1,053,366   $      206,000   $   174,524        $   1,433,890
                                                               ==============   ==============   ===========        =============



        See accompanying notes to Pro Forma Consolidated Balance Sheet.

                      CRESCENT REAL ESTATE EQUITIES, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

Adjustments
(Dollars in Thousands)

(A)  Reflects Crescent Real Estate Equities, Inc. unaudited consolidated historical
     balance sheet at June 30, 1996.                                                                          ---

(B)  Reflects the acquisition of, and financing associated with, the Greenway Plaza Portfolio
     transaction.                                                                                             ---

(C)  Increase reflects the following:

     Acquisition of 1615 Poydras office property                                                  $        36,450
     Acquisition of Canyon Ranch - Tucson resort                                                           56,750
     Acquisition of Three Westlake Park office property                                                    29,000
     Acquisition of two office properties in The Woodlands                                                 10,915
     Pending acquisition of Canyon Ranch - Lenox resort                                                    27,000
                                                                                                  ---------------
                                                                                                  $       160,115
                                                                                                  ===============
(D)  Increase reflects the following:

     Excess proceeds from borrowings for Canyon Ranch - Tucson resort                             $           750
     Excess proceeds from working capital draw                                                              3,000
                                                                                                  ---------------
                                                                                                  $         3,750
                                                                                                  ===============
(E)  Increase reflects the following:

     Additional investment in residential development corporations                                $         7,659
                                                                                                  ===============
(F)  Increase reflects the following:

     Canyon Ranch - Tucson resort note receivable                                                 $         3,000
                                                                                                  ===============

(G)  Net decrease reflects the following:

     Increase in borrowings under the Credit Facility as a result of:
          Acquisition of 1615 Poydras office property                                             $        24,800
          Acquisition of Canyon Ranch - Tucson resort                                                      33,500
          Acquisition of Three Westlake Park office property                                               29,000
          Acquisition of two office properties in The Woodlands                                             8,186
          Working capital draw                                                                             10,659
          Pending acquisition of Canyon Ranch - Lenox resort                                               19,000
     Repayment of Credit Facility using proceeds of the Offering                                         (198,999)
                                                                                                  ---------------
                                                                                                  $       (73,854)
                                                                                                  ===============

(H)  Net increase reflects the following:

     Short-term borrowings for the acquisition of 1615 Poydras office property                    $        11,650
     Assumption of debt for the pending acquisition of Canyon Ranch - Lenox resort                          8,000
     Repayment of short-term borrowings using proceeds of the Offering                                    (11,650)
                                                                                                  ---------------
                                                                                                  $         8,000
                                                                                                  ===============
(I)  Increase reflects the following:

     Issuance of Operating Partnership units for Canyon Ranch - Tucson resort                     $        27,000
                                                                                                  ===============

(J)  Increase reflects the following:

     Minority interest for the two office properties in The Woodlands                             $         2,729
                                                                                                  ===============

(K)  Net increase reflects the following:

     Proceeds of the Offering (5.5 million shares of common stock at $40.875 (the "Offering"))    $       224,813
     Estimated costs of the Offering                                                                       (2,248)
     Underwriters' discount for the Offering                                                              (11,916)
                                                                                                  ---------------
                                                                                                  $       210,649
                                                                                                  ===============

                     CRESCENT REAL ESTATE EQUITIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (dollars in thousands, except per share data)
                                 (Unaudited)


                                           Crescent Real
                                              Estate          Greenway       1996 Acquired
                                           Equities, Inc.      Plaza          and Pending          Other             Pro Forma
                                          Historical (A)     Portfolio (B)   Properties (C)     Adjustments         Consolidated
                                          --------------   ---------------  ---------------    --------------    -----------------
REVENUES:
   Rental property                        $      85,549    $       29,119   $        14,924    $            -    $         129,592
   Interest and other income                      2,510                 -                 -                 -                2,510
                                          -------------    --------------   ---------------    --------------    -----------------
          Total revenues                         88,059            29,119            14,924                 -              132,102
                                          -------------    --------------   ---------------    --------------    -----------------

EXPENSES:
   Real estate taxes                              8,377             2,647             1,432                 -               12,456
   Repairs and maintenance                        4,879             3,352             1,101                 -                9,332
   Other rental property operating               17,842             7,198             2,254                 -               27,294
   Corporate general and administrative           2,299                 -                 -                 -                2,299
   Interest expense                              19,018                 -                 -             5,464 (D)           24,482
   Depreciation and amortization                 18,281             2,575             2,646                 -               23,502
   Amortization of deferred financing costs       1,320                 -                 -                 -                1,320
                                          -------------    --------------   ---------------    --------------    -----------------

          Total expenses                         72,016            15,772             7,433             5,464              100,685
                                          -------------    --------------   ---------------    --------------    -----------------

         Operating income (loss)                 16,043            13,347             7,491            (5,464)              31,417

OTHER INCOME:
   Equity in net income of residential
      development corporations                    2,175                 -                 -                 -                2,175
                                          -------------    --------------   ---------------    --------------    -----------------


INCOME (LOSS) BEFORE MINORITY INTERESTS
    AND EXTRAORDINARY ITEM                       18,218            13,347             7,491            (5,464)              33,592
Minority interests                               (3,619)                -              (533)           (2,261)(E)           (6,413)
                                          -------------    --------------   ---------------    --------------    -----------------

INCOME BEFORE EXTRAORDINARY ITEM                 14,599            13,347             6,958            (7,725)              27,179
Extraordinary item                               (1,306)                -                 -                 -               (1,306)
                                          -------------    --------------   ---------------    --------------    -----------------

NET INCOME (LOSS)                         $      13,293    $       13,347   $         6,958    $       (7,725)   $          25,873
                                          =============    ==============   ===============    ==============    =================

PER SHARE DATA (F):
     Income before extraordinary item                                                                            $            0.92
     Extraordinary item                                                                                                      (0.04)
                                                                                                                 -----------------
     Net income                                                                                                  $            0.88
                                                                                                                 =================


      See adjustments to Pro Forma Consolidated Statement of Operations
                              on following page.

                      CRESCENT REAL ESTATE EQUITIES, INC.

                        NOTES TO PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS


ADJUSTMENTS
(Dollars in Thousands)

(A)      Reflects Crescent Real Estate Equities, Inc. unaudited consolidated historical statement of operations for the period from January 1, 1996 through June 30, 1996.
                                                                                     ---

(B)      Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with the Greenway Plaza Portfolio, proposed to be acquired in 1996, assuming the portfolio was acquired at the beginning of the period.
                                                                                     ---

(C) Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with acquired and pending acquisition properties, all acquired or proposed to be acquired in 1996, assuming the assets were acquired at the beginning of the period.


                 PROPERTY                                           ACQUISITION DATE
                 --------                                           ----------------
                 3333 Lee Parkway office property                       1/05/96
                 301 Congress Avenue office property (i)                4/18/96
                 Central Park Plaza office property                     6/13/96
                 Canyon Ranch - Tucson resort (ii)                      7/26/96
                 The Woodlands office properties (iii)                  7/31/96
                 Three Westlake Park office property                    8/16/96
                 1615 Poydras office property                           8/23/96
                 Canyon Ranch - Lenox resort (iv)                       pending


                 (i)     The Company has a 1% general partner and a 49% limited
                         partner interest in the partnership that owns 301
                         Congress Avenue.
                 (ii)    Historical operations of the hotel were adjusted to
                         reflect the lease payments from the hotel lessee to
                         the Company calculated on a pro forma basis by
                         applying the rent provisions (as defined in the lease
                         agreements).
                 (iii)   The Company has a 75% interest in the partnership that
                         owns these two office properties.
                 (iv)    Historical operations of the resort were adjusted to
                         estimate the lease payments from the hotel lessee to
                         the Company.
                                                                                     ---


(D) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the Offering, assuming the borrowings to finance property acquisitions and assumption of debt and repayment had all occurred at the beginning of the period.


                          Credit Facility                           $     50,501
                          Interest rate                                     7.90%
                                                                    ------------
                                                                           3,990

                          Prorated for six months                   $      1,995
                          Less:  Historical Credit Facility
                                 Interest Expense                           (465)
                                                                    ------------
                                                                    $      1,530
                                                                    ============


                          Greenway Nomura Loan                      $    115,000
                          Interest rate                                     7.65%
                                                                    ------------
                                                                           8,798

                          Prorate for six months                    $      4,399
                                                                    ============

                          Canyon Ranch - Lenox loan                 $      8,000
                                                                           10.07%
                                                                    ------------
                                                                    $        806

                          Prorate for six months                    $        403
                                                                    ============

                          Less:
                          Land development capitalized
                            interest                                $       (868)
                                                                    ============
                                                                                     $      5,464
                                                                                     ============

(E)      Reflects adjustment needed to reflect minority partners' weighted average 16.99% interest in the net income of the Operating Partnership less joint venture minority interests assuming completion of the
         Offering at the beginning of the period.
                                                                                     $     (2,261)
                                                                                     ============

(F)      Reflects net income per share based on 29,659,295 weighted average shares of Common Stock assumed to be outstanding during the six months ended June 30, 1996.
                                                                                              ---


                     CRESCENT REAL ESTATE EQUITIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                (dollars in thousands, except per share data)
                                 (Unaudited)


                                            Crescent Real
                                                Estate                            Greenway         1996 Acquired
                                           Equities, Inc.       1995 Acquired      Plaza           and Pending
                                            Historical (A)     Properties (B)   Portfolio (C)    Properties(D)
                                           ---------------     --------------   -------------    --------------
                                              (audited)
REVENUES:
   Rental property                            $  123,489       $    38,283      $    59,287      $    34,867
   Interest and other income                       6,471               212                -                -
                                              ----------       -----------      -----------      -----------
          Total revenues                         129,960            38,495           59,287           34,867
                                              ----------       -----------      -----------      -----------

EXPENSES:
   Real estate taxes                              12,494             2,912            5,538            3,360
   Repairs and maintenance                         7,787             2,964            5,199            3,653
   Other rental property operating                25,668             7,257           15,647            5,794

   Corporate general and administrative            3,812                 -                -                -
   Interest expense                               18,781                 -                -                -
   Depreciation and amortization                  28,060             5,571            5,150            5,957
   Amortization of deferred financing costs        2,500                 -                -                -
                                              ----------       -----------      -----------      -----------
          Total expenses                          99,102            18,704           31,534           18,764
                                              ----------       -----------      -----------      -----------

         Operating income (loss)                  30,858            19,791           27,753           16,103


OTHER INCOME:
   Equity in net income of residential
      development corporations                     5,500                 -                -                -
                                              ----------       -----------      -----------      -----------


INCOME (LOSS) BEFORE MINORITY INTERESTS           36,358            19,791           27,753           16,103

Minority interests                                (8,963)             (564)               -           (1,808)
                                              ----------       -----------      -----------      -----------
NET INCOME (LOSS)                             $   27,395       $    19,227      $    27,753      $    14,295
                                              ==========       ===========      ===========      ===========
NET INCOME PER COMMON SHARE (K)





                                                             Other              Pro Forma
                                                          Adjustments          Consolidated
                                                         -------------        --------------
REVENUES:
   Rental property                                       $     674 (E)        $      256,600
   Interest and other income                                  (326)(E)                 6,357
                                                         ---------            --------------
          Total revenues                                       348                   262,957
                                                         ---------            --------------

EXPENSES:
   Real estate taxes                                            85 (E)                24,389
   Repairs and maintenance                                      99 (E)                19,702
   Other rental property operating                            (305)(F)                54,212
                                                               151 (E)
   Corporate general and administrative                        788 (G)                 4,600
   Interest expense                                         29,147 (H)                47,928
   Depreciation and amortization                                89 (E)                44,827
   Amortization of deferred financing costs                    563 (I)                 3,063
                                                         ---------            --------------
          Total expenses                                    30,617                   198,721
                                                         ---------            --------------

         Operating income (loss)                           (30,269)                   64,236


OTHER INCOME:
   Equity in net income of residential
      development corporations                                   -                     5,500
                                                         ---------            --------------


INCOME (LOSS) BEFORE MINORITY INTERESTS                    (30,269)                   69,736

Minority interests                                          (5,293)(J)               (16,628)
                                                         ---------            --------------
NET INCOME (LOSS)                                        $ (35,562)           $       53,108
                                                         =========            ==============
NET INCOME PER COMMON SHARE (K)                                               $         1.87
                                                                              ==============



      See adjustments to Pro Forma Consolidated Statement of Operations
                              on following page.

                      CRESCENT REAL ESTATE EQUITIES, INC.

                        NOTES TO PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
ADJUSTMENTS
(Dollars in Thousands)

(A)      Reflects Crescent Real Estate Equities, Inc. audited consolidated historical statement of operations for the period from January 1, 1995 through December 31, 1995.
                                                                                   ---


(B) Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with acquired properties and interest income associated with the mortgage note, all acquired in 1995, assuming the assets were acquired at the beginning of the period.


                 PROPERTY                                         ACQUISITION DATE
                 --------                                         ----------------
                 Hyatt Regency Beaver Creek hotel                       1/03/95
                 Stanford Corporate Centre office property              1/04/95
                 Mortgage note secured by the Biltmore
                   Commerce Center office property                      2/28/95
                 The Aberdeen office property (i)                       3/13/95
                 12404 Park Central office property                     5/09/95
                 Barton Oaks Plaza One office property                  6/05/95
                 MCI Tower office property                              6/30/95
                 Denver Marriott City Center hotel (ii)                 6/30/95
                 The Woodlands office properties (iii)                  7/12/95
                 Spectrum Center office property                        8/31/95
                 Ptarmigan Place office property                       10/06/95
                 6225 N. 24th Street office property                   11/07/95
                 Briargate office building and research center         11/21/95
                 Albuquerque Plaza office property                     12/19/95
                 Hyatt Regency Albuquerque hotel (ii)                  12/19/95

                 (i)     The building was vacant from January 1995 through July
                         1995, therefore no historical information is presented prior to July.
                 (ii) Historical operations of the hotel were adjusted to reflect the lease payments from the hotel lessee to the Company calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements).
                 (iii) The Company has a 75% interest in the partnership that owns these 10 office properties.

                                                                                   ---

(C) Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with the Greenway Plaza Portfolio, proposed to be acquired in 1996, assuming the portfolio was acquired at the beginning of the period.

                                                                                   ---

(D)      Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with acquired and pending acquisition properties, all acquired or proposed to be acquired in 1996, assuming the assets were acquired at the beginning of the period.
                                                                                   ---

         PROPERTY                                              ACQUISITION DATE
         --------                                              ----------------
         3333 Lee Parkway office property                           1/05/96
         301 Congress Avenue office property (i)                    4/18/96
         Central Park Plaza office property                         6/13/96
         Canyon Ranch - Tucson resort (ii)                          7/26/96
         The Woodlands office properties (iii)                      7/31/96
         Three Westlake Park office property                        8/16/96
         1615 Poydras office property                               8/23/96
         Canyon Ranch - Lenox resort (iv)                           pending

         (i) The Company has a 1% general partnership and a 49% limited partnership interest in the partnership that owns 301 Congress
               Avenue.
         (ii) Historical operations of the resort were adjusted to reflect the lease payments from the hotel lessee to the Company calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements).
         (iii) The Company has a 75% interest in the partnership that owns these two office properties.
         (iv) Historical operations of the resort were adjusted to estimate the lease payments from the hotel lessee to the Company.

(E)      Decrease as a result of the elimination of interest income for the
         Spectrum Note in September 1995 and recording historical incremental rental income and operating expenses associated with the property.
         Based upon an agreement with the borrower and its partners, the
         Company transferred the ground lessor's interest in the land underlying the building and the Spectrum Note to a partnership in return for a general partner interest.  As a result, the Company began consolidating the operations of the property due to its economic control of the property's cash flows.
                                                                                   $    (76)
                                                                                   ========

(F)      Decrease as a result of the elimination of third party property management fees which terminated upon acquisition of certain of the properties.
                                                                                   $   (305)
                                                                                   ========

(G)      Increase reflects the estimated incremental general and administrative costs associated with the increase in personnel due to numerous acquisitions in 1995 and 1996.
                                                                                   $    788
                                                                                   ========

(H) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the April
         1995 Offering and Mr. Rainwater's concurrent $31,000 investment, and this Offering, assuming the borrowings to finance property acquisitions and repayment, had all occurred at the beginning of the period.

                 Credit Facility                                  $  50,501
                 Interest rate                                         7.90%
                                                                  ---------
                                                                      3,990

                 Nomura Fund I                                    $ 239,000
                 Interest rate                                         7.83%
                                                                  ---------
                                                                     18,714

                 Nomura Fund II                                   $ 161,000
                 Interest rate                                         7.79%
                                                                  ---------
                                                                     12,542

                 Greenway Nomura Loan                             $ 115,000
                 Interest rate                                         8.00%
                                                                  ---------
                                                                      9,200

                 Canyon Ranch - Lenox                             $   8,000
                 Interest rate                                        10.07%
                                                                  ---------
                                                                        806

                 Cigna Loan                                       $  63,500
                 Interest rate                                         7.47%
                                                                  ---------
                                                                      4,743

                 Mortgage note assumed in the
                   Woodlands acquisition                          $  12,553
                 Interest rate                                         8.83%
                                                                  ---------
                                                                      1,108

                 Total annual amount                              $  51,103

                 Less:
                   Historical interest expense                      (18,781)
                   The Aberdeen capitalized interest                 (1,200)
                   Land Development capitalized interest             (1,363)
                   Working capital interest                            (612)
                                                                  ---------
                                                                                  $  29,147
                                                                                  =========


(I) Increase reflects the incremental amortization expense from costs of obtaining the Nomura Loans and CIGNA Loan.

                 Loan Closing Costs on Nomura Loans              $    6,000
                 Average term of Nomura Loans                            11 years
                                                                 ----------
                                                                        545

                 Prorate for eight months                        $      363

                 Loan Closing Costs on CIGNA Loan                $    1,400
                 Term of CIGNA Loan                                       7 years
                                                                 ----------
                                                                        200

                 Prorated for twelve months                      $      200
                                                                 ----------
                                                                                  $     563
                                                                                  =========

(J) Reflects adjustment needed to reflect minority partners' weighted average 20.36% interest in the net income of the Operating Partnership less joint venture minority interest assuming completion of the 1995
         April Offering and this Offering at the beginning of the period.

                                                                                  $  (5,293)
                                                                                  =========

(K)      Reflects net income per share based on 28,411,680 weighted average shares of Common Stock assumed to be outstanding during the year ended
         December 31, 1995.
                                                                                        ---

                               INDEX TO EXHIBITS

Exhibit No.                       Description of Exhibit
- -----------                       ----------------------
   23.01        Consent of Arthur Andersen, LLP, Independent Public Accountants,
                dated September 11, 1996 (filed herewith).

   23.02        Consent of Grant Thornton LLP, Independent Certified Public
                Accountants, dated September 10, 1996 (filed herewith).